UNDERLYING FUNDS TRUST
THIRD AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS THIRD AMENDMENT effective as of November 1, 2009, to the Fund Accounting Servicing Agreement, dated as of April 28, 2006, as amended April 12, 2007 and April 21, 2008 (the “Agreement”), is entered into by and among Hatteras Alternative Mutual Funds, LLC f/k/a Alternative Investment Partners, LLC, a Delaware limited liability company (the “Adviser”), Underlying Funds Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Adviser, the Trust and USBFS have entered into an Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy
Printed Name: J. Michael Fields	Printed Name: Michael R. McVoy
Title: COO	Title: Executive Vice President

UNDERLYING FUNDS TRUST

By: /s/ J. Michael Fields
Printed Name: J. Michael Fields
Title: Secretary

Exhibit A
to the Underlying Funds Trust
Fund Accounting Servicing Agreement

Separate Series of Underlying Funds Trust

Name of Series
Relative Value
Event Driven
Long/Short Equity
Market Neutral Equity

The following funds are expected to be closed on or before January 1, 2010:

Arbitrage – 1 Portfolio
Income Arbitrage Portfolio
Event Driven and Risk Arbitrage Portfolio
Long/Short Equity – International – 1 Portfolio
Global Hedged Income – 1 Portfolio
Long/Short Equity – Growth – 1 Portfolio
Energy and Natural Resources Portfolio

Exhibit B to the Fund Accounting Servicing Agreement Fee Schedule of AIP Alternative Strategies Funds and Underlying Funds Trust Effective November 1, 2009

Annual Fee Based Upon Market Value of Complex*Note 1

$[___] first $[___] million
[___] basis points on the next $[___] million
[___] basis points on the next $[___] million
[___] basis points on the next $[___] million
[___] basis points on the next $[___] billion
[___] basis points on the balance
Plus sub-advisor fee of $[___] per advisor
        *Minimum annual fee based on six funds with four classes.
          Additional fee is $[___] per fund and $[___] per class.

Additional Services Note 1, 2
▪ $[___] /year

Chief Compliance Officer Support
USBFS provides on-going support to the fund’s CCO’s including:
▪ Daily consulting and responding to inquiries and requests
▪ Periodic reporting and conference calls with all CCO’s
▪ Periodic forums for USBFS CCO to meet with client CCO’s
▪ Quarterly certifications and reporting on procedures and compliance events
▪ Access to CCO portal

Advisor Information Source (AIS) Web Portal
The AIS portal provides position, transaction and compliance reporting.  Reports can be scheduled and delivered to the secure AIS inbox.  Customize the output and format of information to fit your needs.  Import the data through an interface and query information on demand.  Specialized projects will be analyzed and an estimate will be provided prior to work being performed.

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Conversion and extraordinary services quoted separately

Note 1:  Fees are billed monthly and subject to annual CPI increase, Milwaukee MSA.
Note 2:  Additional services include Chief Compliance Officer Support and Advisor Information Source (AIS) Web Portal as stated above